Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-111745, 333-66950, 333-50476 and 333-86653 of Western Sierra Bancorp on Form S-8 of our report dated May 28, 2004 relating to the financial statements and supplemental schedules of the Western Sierra Bancorp 401(k) Stock Ownership Plan as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002, and 2001 which appear in this Form 11-K.

/s/ Perry-Smith LLP

Sacramento, California
June 29, 2004